UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

FNB BANCORP

(Exact name of registrant as specified in its charter)

California	92-2115369
(State of Incorporation)	(I.R.S. Employer Identification No.)

975 El Camino Real, South San Francisco, California 94080

(Address of principal executive office)

FNB Bancorp 2008 Stock Option Plan

(Full title of the plan)

Thomas C. McGraw, Chief Executive Officer

FNB Bancorp

975 El Camino Real, South San Francisco, California 94080

(Name and address of agent for service)

(650) 588-6800

(Telephone number, including area code, of agent for service of process)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer ☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

			Proposed Maximum	Proposed Maximum
Title of Securities	Amount to		Offering	Aggregate	Amount of
to be Registered	be Registered		Price per Share	Offering Price	Registration Fee

Common Stock, no par value	350,000	(1)	$29.40(2)	$10,290,000(2)	$1,036.20

(1)       Issuable upon exercise of options or shares granted or to be granted under the FNB Bancorp 2008 Stock Option Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares of common stock that may be issuable as a result of stock splits, stock dividends or similar transactions pursuant to anti-dilution and adjustment provisions of the FNB Bancorp 2008 Stock Option Plan.

(2)       Estimated pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, solely for the purpose of calculating the registration fee, based upon the average of the bid and asked prices of the Registrant’s Common Stock on March 16, 2016, as reported on the OTCQB Marketplace.

This Registration Statement, including exhibits, consists of 7 sequentially numbered pages. The Index to Exhibits is located at page 5.

EXPLANATORY NOTE

INFORMATION REQUIRED PURSUANT TO

GENERAL INSTRUCTION E TO FORM S-8

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

The Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission on July 28, 2008, File No. 333-152578, is hereby incorporated by reference. By such Registration Statement, the Registrant registered 380,000 shares of its common stock, no par value, for issuance upon the exercise of options granted under the terms of the FNB Bancorp 2008 Stock Option Plan. On June 17, 2015, the shareholders of the Registrant approved an amendment of the FNB Bancorp 2008 Stock Option Plan to increase the number of shares of common stock, no par value, available for issuance pursuant to the FNB Bancorp 2008 Stock Option Plan by 350,000 shares. This Registration Statement is to register the additional 350,000 shares.

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated by reference:

(a)           The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Commission on March 15, 2016.

(b)           The Registrant’s Current Report on Form 8-K, filed with the Commission on January 29, 2016.

(c)           All other reports filed by the Registrant under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 2015.

(d)           The information with regard to the Registrant's capital stock contained in a registration statement filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, including any subsequent amendment or report filed for the purpose of updating such information.

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All documents later filed by the Registrant under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and before the Registrant files a post-effective amendment which indicates that all securities have been sold, or which deregisters all securities that have not been sold, will be incorporated by reference and will be a part of this filing from the date such document was filed.

Item 8. Exhibits

See the Index to Exhibits, which is incorporated in this item by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on March 18, 2016.

FNB BANCORP
(Registrant)

By: /s/	David A. Curtis
David A. Curtis
Senior Vice President and
Chief Financial Officer

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas C. McGraw, Jim D. Black and David A. Curtis, and each or any one of them, his/her true and lawful attorney-in-fact and agent, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lisa Angelot	Chairwoman of the Board,	March 18, 2016
Lisa Angelot	Director

/s/ Thomas C. McGraw	Chief Executive Officer	March 18, 2016
Thomas C. McGraw	(Principal Executive Officer),
Director

/s/ David A. Curtis	Senior Vice President and	March 18, 2016
David A. Curtis	Chief Financial Officer
(Principal Financial Officer
and Principal Accounting
Officer)

/s/ Thomas G. Atwood	Director	March 18, 2016
Thomas G. Atwood

/s/ Ronald R. Barels	Director	March 18, 2016
Ronald R. Barels

/s/ Merrie Turner Lightner	Director	March 18, 2016
Merrie Turner Lightner

/s/ Michael Pacelli	Director	March 18, 2016
Michael Pacelli

/s/ Edward J. Watson	Secretary, Director	March 18, 2016
Edward J. Watson

/s/ Jim D. Black	President, Director	March 18, 2016
Jim D. Black

/s/ Anthony J. Clifford	Executive Vice President and	March 18, 2016
Anthony J. Clifford	Chief Operating Officer,
Director

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INDEX TO EXHIBITS

Exhibit No.	Exhibit Name	Sequential Page No.

5.1	Opinion of Counsel	6

23.1	Consent of Counsel (See Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm	7

24.1	Power of Attorney (See page 4)

99.1	FNB Bancorp 2008 Stock Option Plan (incorporated by reference from Appendix B to the Registrant’s Definitive Proxy Statement for its 2015 Annual Meeting of Shareholders, filed with the Commission on April 24, 2015)
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